Exhibit 99.1

WHEELER REGAINS COMPLIANCE WITH

NASDAQ MINIMUM BID PRICE REQUIREMENT

VIRGINIA BEACH, VA / ACCESSWIRE / September 1, 2023 / Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) (“Wheeler” or the “Company”), today announced that on September 1, 2023 it received a notification letter (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had regained compliance with the minimum bid price requirement set forth in the Nasdaq Listing Rule 5550(a)(2).

Accordingly, the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and the minimum bid price deficiency matter previously disclosed by the Company on Form 8-K filed with the SEC on June 28, 2023 is now closed.

Contact

Investor Relations (757) 627-9088

Email: investorrelations@whlr.us

About Wheeler Real Estate Investment Trust, Inc.

Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust (REIT) focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. For more information on the Company, please visit www.whlr.us.